UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2005

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11512	04-2857552
(Commission File Number)	(I.R.S. Employer Identification No.)

27 Drydock Avenue Boston, Massachusetts	02210-2400
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On January 19, 2005, the Registrant announced the appointment of Dr. Millard S. Firebaugh as President and Chief Operating Officer of the Registrant.  In addition, the Registrant announced that Mr. David B. Eisenhaure, formerly Chairman, President and Chief Executive Officer, will continue to serve as the Registrant’s Chief Executive Officer and Chairman of the Board of Directors.  In addition, the Registrant announced that Mr. Michael C. Turmelle, formerly Vice President and Chief Operating Officer of the Registrant, will serve as President of the Registrant’s Power Systems Division and will continue to serve as Director of the Registrant.  Information required to be disclosed under Section 5 Item 5.02 appears below:

Item 5.02 (b): The registrant’s principal operating officer is transferred from that position.  The president and chief executive officer of the Registrant has relinquished the position of president.

- David B. Eisenhaure, 59, formerly, President and Chief Executive Officer of the Registrant since 1992, will now serve as Chief Executive Officer of the Registrant, per a resolution of the Registrant’s Board of Directors adopted on January 14, 2005.  Mr. Eisenhaure will continue to serve as Chairman of the Board of Directors of the Registrant.

- Michael C. Turmelle, 45, formerly Vice President and Chief Operating Officer of the Registrant since 2000, has assumed the new position of President of the Registrant’s Power Systems Division, per a resolution of the Registrant’s Board of Directors adopted on January 14, 2005.  Mr. Turmelle will continue to serve as a Director of the Registrant.

Item 5.02 (c):  The Registrant has appointed a new president and principal operating officer.

(1)          Name and position of the newly appointed officer and the date of appointment:

- Dr. Millard S. Firebaugh, 64, President and Chief Operating Officer, January 18, 2005

Item 9.01.              Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.  The following exhibits are being furnished herewith:

Exhibit No.	Description

99.1	Press Release dated January 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: January 20, 2005	By:	/s/ Ralph M. Norwood
Ralph M. Norwood
Vice President and Chief Financial Officer